UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Background

Pursuant to the Securities Purchase Agreement, dated February 7, 2017, between Helios and Matheson Analytics Inc. (the “Company”) and an institutional investor (the “Investor”), the Company issued to the Investor, among other things, a senior secured convertible note (the “February Note”), convertible into shares of the Company’s common stock (“Common Stock” and, as converted, “February Conversion Shares”).

Pursuant to the Securities Purchase Agreement, dated August 15, 2017, between the Company and the Investor, the Company issued to the Investor, among other things, senior secured convertible notes, convertible into shares of Common Stock (the “August Notes”).

Pursuant to a letter agreement, dated August 27, 2017, between the Company and the Investor, the Investor converted $2.5 million in then outstanding principal amount of the February Note plus accrued but unpaid interest on that amount (the “February Converted Amount”) into an aggregate of 841,250 February Conversion Shares (the “February Share Amount”). In connection with that conversion, the Company provided the Investor with a right to exchange shares of Common Stock up to the February Share Amount (the “February Exchange Right”), for a senior secured convertible note in substantially the same form as the February Note in the principal amount up to the February Converted Amount (the “February Exchange Note”).

On October 13, 2017, the Investor exchanged 100,000 shares of Common Stock into a February Exchange Note in the principal amount of $300,000 (the “New February Exchange Note”).

Third Amendment and Exchange Agreement

On October 23, 2017, the Company and the Investor entered into a Third Amendment and Exchange Agreement (the “Third Exchange Agreement”) for the purpose of exchanging the New February Exchange Note for 947,218 shares of Common Stock (collectively, the “Exchange Shares”) and rights to receive 552,782 additional shares of Common Stock (collectively, the “Reserved Shares”), subject to a 9.9% beneficial ownership limitation and limitations under Nasdaq Listing Rule 5635(d) (the “Rights”). The Exchange Shares, the Rights and the Reserved Shares are referred to in this current report on Form 8-K (this “Current Report”) collectively as the “Exchange Securities”.

In exchange for the Exchange Securities, the Investor agreed to, among other things:

(i) terminate the Investor’s February Exchange Right, terminating the Holder’s right to receive any further February Exchange Notes, which would have had a principal amount up to $2.2 million and a $0.50 conversion price floor if issued;

(ii) (A) release all security interests held by the Investor in the assets of the Company and its subsidiaries, including Zone Technologies, Inc. and its proprietary RedZone Map™ product (“RedZone”) and the Company’s interest in MoviePass Inc. (“MoviePass”), (B) terminate each security agreement between the Company and the Investor, and (C) authorize the Company to file amendments to all UCC Financing Statements for the purpose of terminating the Investor’s security interests in the assets of the Company and its subsidiaries, including RedZone and the Company’s interest in MoviePass;

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(iii) consent to the Company obtaining non-convertible senior secured debt financing from a qualified bank in an amount not less than $20 million and not more than $100 million while the August Notes remain outstanding;

(iv) defer the Company’s obligation to pay any interest under the August Notes until the earlier to occur of (x) each conversion of the August Notes, solely with respect to the portion of interest included in the applicable conversion amount, (y) each redemption of the August Notes, solely with respect to the portion of interest included in the applicable redemption amount, and (z) the maturity date of the August Notes; and

(v) waive any and all Events of Default (as defined in the August Notes) prior to the date of the Third Exchange Agreement.

The Third Exchange Agreement also includes standard representations and warranties made by the Company for the benefit of the Investor.

The above discussion does not purport to be a complete description of the Third Exchange Agreement described in this Current Report and is qualified in its entirety by reference to the full text of such document. Such document is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended, for the sale of the Exchange Securities, inasmuch as the Investor is an accredited investor and neither the Company nor any person acting on its behalf offered or sold the securities by any form of general solicitation or general advertising.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Third Amendment and Exchange Agreement

* Filed herewith.

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